Exhibit 13

JOIN THE INVESTOR WAITLIST Are you ready to be a part of the sustainable energy movement? Join our investor waitlist today. Total Invested Next Offering Anticipated 2022 Number of Investors 3500 + $15 Million JOIN INVESTOR WAITLIST The information contained herein neither an offer to sell nor a solicitation of an offer to buy any security in any vehicle owned by or otherwise associated with Energy Exploration Technologies, Inc., including its officers, directors, employees and affiliates. If money or other consideration is sent in response to this communication, EnergyX will not accept such money or other consideration. No offer to buy any security can be accepted and no part of the purchase price can be received until the Offering Circular (Form 1-A) is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. The recipient of this information may indicate an interest in buying securities of Energy Exploration Technologies, Inc. or any other affiliated vehicle, but such indication does not involve any obligation or commitment of any kind.

JOIN THE SUSTAINABLE ENERGY REVOLUTION. EnergyX is disrupting the $112B battery market with innovative technology that meets the rising demand for lithium, the key component of batteries, for a fraction of the cost. Number of Investors Next Anticipated Offering Total Invested To Date April 2022 $15,560,000 3500+ user@gmail.com JOIN INVESTOR WAITLIST
The information contained herein neither an offer to sell nor a solicitation of an offer to buy any security in any vehicle owned by or otherwise associated with Energy Exploration Technologies, Inc., including its officers, directors, employees and affiliates. If money or other consideration is sent in response to this communication, EnergyX will not accept such money or other consideration. No offer to buy any security can be accepted and no part of the purchase price can be received until the Offering Circular (Form 1-A) is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. The recipient of this information may indicate an interest in buying securities of Energy Exploration Technologies, Inc. or any other affiliated vehicle, but such indication does not involve any obligation or commitment of any kind.

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The information contained herein neither an offer to sell nor a solicitation of an offer to buy any security in any vehicle owned by or otherwise associated with Energy Exploration Technologies, Inc., including its officers, directors, employees and affiliates. If money or other consideration is sent in response to this communication, EnergyX will not accept such money or other consideration. No offer to buy any security can be accepted and no part of the purchase price can be received until the Offering Circular (Form 1-A) is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. The recipient of this information may indicate an interest in buying securities of Energy Exploration Technologies, Inc. or any other affiliated vehicle, but such indication does not involve any obligation or commitment of any kind.
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FIRST NAME
LAST NAME
PHONE NUMBER
EMAIL
HOW MUCH WOULD YOU LIKE TO RESERVE FOR YOUR INVESTMENT?
$500 minimum
*Please note that by indicating a desired investment amount, this is by no means a commitment on behalf of the reservation holder to invest, or binds either the reservation holder to invest or EnergyX to accept such investment.
INTENDED CURRENCY
Ethereum
WHAT BEST DESCRIBES YOU?
Individual
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Privacy - Terms
The information contained herein neither an offer to sell nor a solicitation of an offer to buy any security in any vehicle owned by or otherwise associated with Energy Exploration Technologies, Inc., including its officers, directors, employees and affiliates. If money or other consideration is sent in response to this communication, EnergyX will not accept such